Exhibit (p.2)

AMENDED AND RESTATED

CODE OF ETHICS

For Access Persons of

REAMS ASSET MANAGEMENT COMPANY, LLC (“Adviser”)

Effective January 1, 2008*

Purpose

Question:  What is the purpose of this Code of Ethics?

Answer:

The purpose of this Code of Ethics is to address potential conflicts of interest that may arise when certain persons affiliated with the Adviser trade for accounts in which they have a Beneficial Ownership interest.  This Code will regulate personal investment activities of Access Persons and will require periodic reporting related to such investment activities.  Capitalized terms used in this Code have special meanings defined below.  This Code does not attempt to identify all possible conflicts of interests, and literal compliance with each of its specific provisions will not shield individuals from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

General

Question:  What are the general principles of this Code of Ethics?

Answer:

The general fiduciary principles and standards of business conduct of this Code are:

•

The duty to comply with all applicable federal securities laws;

•

The duty at all times to place the interest of clients first;

•

All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•

The principle that Access Persons should not take inappropriate advantage of their positions.

Question:  Who is required to follow this Code of Ethics?

Answer:

All officers and employees of the Adviser (“Access Persons”) are required to follow this Code of Ethics.

_________________________________

*Amends and Restates Code of Ethics dated November 11, 2005.

As part of the duties of the Chief Compliance Officer, the Chief Compliance Officer will notify Access Persons of their obligations under the Code.

Question:  What does this Code of Ethics generally require?

Answer:

This Code of Ethics requires Access Persons to follow certain general fiduciary principles, as well as certain specific rules, such as prohibitions against certain securities transactions, reporting of securities transactions and holdings on a periodic basis and preclearance of securities transactions.  This Code of Ethics also requires that Access Persons report any violations of this Code promptly to the Chief Compliance Officer.

Administration

Question:  Who administers this Code of Ethics?

Answer:

The Chief Compliance Officer administers this Code of Ethics.  The Chief Compliance Officer is David B. McKinney.  For purposes of pre-clearance Robert A. Crider and Mark M. Egan may also provide pre-clearance for others.  In the absence of David B. McKinney,  Robert A. Crider will act as Compliance Officer.  However, with respect to David B. McKinney, the Compliance Officer is Robert A. Crider.

Question:  What does the Chief Compliance Officer do?

Answer:

The Chief Compliance Officer is responsible for:

•

Monitoring Access Persons’ securities transactions,

•

Notifying all Access Persons of their reporting obligations under the Code, and

•

Reviewing all securities transaction and holding reports submitted by Access Persons.

Securities Transactions Covered

Question:  What kinds of Securities transactions are generally covered by this Code of Ethics?

Answer:

This Code of Ethics generally applies to all Securities transactions in which an Access Person has a direct or indirect Beneficial Ownership interest.

Question:  What is a “Security” for purposes of this Code of Ethics?

Answer:

For purposes of this Code, “Security” or “Securities” has the meaning given this term in Section 2(a)(36) of the 1940 Act and includes:

•

common stocks,

•

preferred stocks,

•

debt securities,

•

options, and warrants and rights to purchase Securities,

•

trust certificates, depositary receipts (including ADRs) or other certificates of interest or participation in any Securities,

•

shares of registered open-end investment companies (i) that are advised or subadvised by the Adviser or (ii) whose investment adviser or principal underwriter Controls the Adviser, is Controlled by the Adviser or is under Common Control with the Adviser (e.g., shares of the Frontegra Funds (“the Funds”)),

•

shares of closed-end investment companies,

•

futures, commodities and Related Securities,

•

private investments, including oil and gas ventures, and

•

real estate syndicates and other investments which are not publicly traded.

“Related Securities” are instruments and securities that are related to, but not the same as, a Security.  For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security.

“Fund Company Shares” means shares of the Frontegra Funds, Inc.

For purposes of this Code, “Security” or “Securities” does not include:

•

shares of registered open-end investment companies (except those noted above),

•

direct obligations of the Government of the United States,

•

bankers’ acceptances,

•

bank certificates of deposit,

•

commercial paper, and

•

“high quality short-term debt instruments,” including repurchase agreements.

“High quality short-term debt instruments” are instruments that have a maturity at issuance of less than 366 days and are rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody’s or Standard & Poor’s.

Question:  What is meant by “Beneficial Ownership”?

Answer:

You generally have Beneficial Ownership of a Security if you have or share a direct or indirect Pecuniary Interest in any Securities, including through any contract, arrangement, understanding, relationship or otherwise.

“Pecuniary Interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Securities.  An indirect Pecuniary Interest includes:

•

Securities held by members of an Access Person’s “Immediate Family” sharing the same household (which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships).  For example, you would be presumed to have an indirect Pecuniary Interest in Securities held by your minor child who lives with you but not in Securities held by your adult child who does not live with you.  You may request that a member of your Immediate Family be excluded from the Code’s reach by contacting the Chief Compliance Officer and demonstrating why it would be appropriate.  For example, it may be appropriate to exclude your adult uncle who lives with you from the Code’s reach.

•

A general partner’s proportionate interest in the portfolio Securities held by a general or limited partnership.

•

A person’s right to dividends that is separated or separable from the Securities.

•

A trustee’s pecuniary interest in Securities holdings of a trust and any pecuniary interest of any Immediate Family member of such trustee (such Pecuniary Interest being to the extent of the beneficiary’s pro rata interest in the trust).

•

A beneficiary of a trust if:

(i)

the beneficiary shares investment control with the trustee (such Pecuniary Interest being to the extent of the beneficiary’s pro rata interest in the trust), or

(ii)

the beneficiary has investment control with respect to a trust transaction without consultation with the trustee.

Remainder interests do not create a pecuniary interest unless the person with such interest has the power, directly or indirectly, to exercise or share investment control over the trust.

•

A settler or grantor of a trust if such person reserves the right to revoke the trust without the consent of another person, unless the settler or grantor does not exercise or share investment control over the Securities.

A shareholder shall not be deemed to have a Pecuniary Interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

Although this list is not exhaustive, you generally would be the beneficial owner of the following:

•

Securities held in your own name,

•

Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements,

•

Securities held by a bank or broker as a nominee or custodian on your behalf or pledged as collateral for a loan, and

•

Securities owned by a corporation which is directly or indirectly Controlled by, or under common Control with, you.

If you are uncertain as to whether you beneficially own a Security, you should contact the Chief Compliance Officer.  In determining whether you beneficially own a Security, the Chief Compliance Officer will generally interpret “Beneficial Ownership” as it would be interpreted under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.

Prohibited Securities Transactions

Question:  What Securities transactions does this Code of Ethics prohibit?

Answer:

The following blackout windows apply to you and may prohibit you from executing Securities transactions except at certain times when one of the Adviser Client Accounts is trading or considering trading in Securities:

•

No Access Person may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of the transaction acquires, any Beneficial Ownership interest on any day during which such person knows, or should have known at the time of such transaction, that an Adviser Client Account (including the Fund) has a pending “buy” or “sell” order in that same Security on that date until such order is executed or withdrawn.

•

No portfolio manager for an Adviser Client Account may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on any day within seven days before or seven days after the day on which the Adviser Client Account has executed or intends to execute a trade in the Security, if such person knows or should have known at the time of the purchase or sale of the Adviser Client Account’s trade or intent to trade, unless such person executes the same transaction as the Adviser Client Account (i.e., buy or sell) after execution of the Adviser Client Account’s transaction in the Security at the same or worse price as that received by the Adviser Client Account.

If you are an Access Person, you also are subject to the following rules and:

•

May not acquire any Securities in an initial public offering (“IPO”) or in a private placement without prior approval from the Chief Compliance Officer.  You may use the form attached to this Code as Appendix 5 to request clearance.  In deciding whether to grant your request, the Chief Compliance Officer will consider certain factors, including without limitation, applicable federal securities laws, the likelihood of a Fund buying the Security, whether the Security is appropriate for a Fund or other clients of the Adviser and why you have the opportunity to acquire the Security.  If the Chief Compliance Officer grants approval, the Adviser is required to maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of these private placement or IPO Securities.

•

May not profit from short-term trading of Securities of a type permitted to be held by the Funds or other separate account clients of the Adviser (“Permitted Client Securities”).  Accordingly, you may not profit from purchasing and selling, or selling and purchasing, the same, or equivalent, Permitted Client Securities within 60 calendar days.  You will be required to disgorge any profits realized on short-term trades; provided, however, that the Chief Compliance Officer may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

•

May not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser.  This does not apply to seasonal gifts made generally available to all employees at the Adviser’s business office or to meals and/or entertainment provided in the ordinary course of business and consistent in cost with the Adviser’s standards for employee expenditures.

•

May not serve on the board of directors of any publicly traded company without prior authorization from the Adviser’s Managers.  The Adviser’s Managers will authorize your board service if it determines that board service would be consistent with the interests of the Adviser and its shareholders.  If the Adviser’s Managers authorize your board service, you will be isolated from those making investment decisions through a “Chinese wall.”

Securities Transactions Not Prohibited

Question:  Are there any securities transactions not prohibited by this Code of Ethics?

Answer:

You may engage in the following transactions without violating this Code.  However, you are still required to report these transactions as described below.

•

Purchases or sales of Securities which are not eligible for purchase or sale by a Fund (provided, that reports of purchases and sales of Fund Company Shares shall be required) and which have been pre-cleared by the Chief Compliance Officer (such pre-clearance may be granted from time to time for classes of Securities,

•

Purchases and sales effected in any account over which the Access Person has no direct influence or control (e.g., a blind trust),

•

Purchases or sales which are non-volitional on the part of either you or a Fund,

•

Purchases or sales through an automatic investment plan, which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (e.g., an automatic dividend reinvestment plan),

•

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent these rights were acquired from that issuer, and sales of the rights that were acquired, and

•

Purchases or sales which receive the prior approval of the Chief Compliance Officer because (i) they are only remotely harmful to a Fund, its shareholders and the Adviser’s other clients, (ii) they would be very unlikely to affect a highly institutional market, or (iii) they clearly are not related economically to the Securities to be purchased, sold or held by a Fund.

Reporting Rules for Access Persons

Question:  If I am an Access Person (other than a Disinterested Director), what reporting rules apply to me?

Answer:

If you are an Access Person, you are required to complete initial and annual holdings reports, and periodic statements (including quarterly transaction reports) to the Chief Compliance Officer.

•

Initial Holdings Reports.  Within 10 days of becoming an Access Person, you are required to provide the Chief Compliance Officer with an initial holdings report that contains certain information which must be current as of a date no more than 45 days prior to the date the person became an Access Person.  This report must contain the following information:

•

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security in which you had any direct or indirect Beneficial Ownership when you became an Access Person,

•

The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit as of the date you became an Access Person, and

•

The date that the report is submitted by you.

Note:

Appendix 3 is a form of initial holdings report you can use to meet your reporting obligations.

•

Quarterly Transaction Reports.  Within 30 days after the end of a calendar quarter, you are required to provide quarterly transaction reports to the Chief Compliance Officer even if you have no personal securities transactions to report for the quarter.

Specifically, the following information must be reported with respect to any transaction during the quarter in a Security in which you had any direct or indirect Beneficial Ownership:

•

The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Security involved,

•

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),

•

The price of the Security at which the transaction was effected,

•

The name of the broker, dealer or bank with or through which the transaction was effected, and

•

The date that the report is being submitted.

Note:

Appendix 1 is a form of quarterly transaction report you can use to meet your reporting obligations.  Specific transaction information can be omitted if all such information can be found in the duplicate confirmations/periodic statements which must be supplied as discussed below.

You are also required to include details with respect to any securities account opened during that quarter for your direct or indirect benefit.

Specifically, the following information must be reported with respect to any such account:

•

The name of the broker, dealer or bank where the account was opened,

•

The date the account was established, and

•

The date the quarterly report is submitted.

•

Annual Holdings Reports.  On an annual basis on January 31st you are required to provide an annual holdings report to the Chief Compliance Officer that contains certain information which must be current as of a date no more than 45 days before the report is submitted.  This report must contain the following information:

•

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security in which you had any direct or indirect Beneficial Ownership,

•

The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit, and

•

The date that the report is submitted by you.

Note:

Appendix 3 is a form of annual holdings report you can use to meet these reporting obligations.

•

General Rules Applicable to Initial, Quarterly and Annual Reports.  You are not required to report any transactions effected for any account over which you have no direct or indirect influence or Control.  In addition, in any report you may state that the report shall not be construed as an admission that you have any direct or indirect Beneficial Ownership in the Security to which the report relates.

•

Duplicate Confirmations; Periodic Statements.  You may direct your brokers, dealers or banks to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts in which you have a Beneficial Ownership interest.  To request duplicate confirmations or periodic statements from your respective broker, dealer or bank, you may use the form of letter attached to this Code of Ethics as Appendix 2.  You are responsible for making sure that your broker does in fact send the Chief Compliance Officer the duplicate confirmations and the duplicate statements.  The Chief Compliance Officer will maintain these forms, confirmations and statements in strictest confidence (subject to regulatory and fiduciary requirements).

•

Acknowledgement of Receipt of Code of Ethics.  Shortly after becoming an Access Person, you must sign an acknowledgment, attached to this

Code as Appendix 4, to affirm that you have received and will comply with this Code.

•

Compliance with the Code of Ethics.  You must certify annually on the form attached to this Code as Appendix 6 that:

•

You have read and understand this Code and recognize that you are subject to it, and

•

You have complied with the requirements of this Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

Advance Clearance

Question:  How do I know if I can engage in a securities transaction under this Code of Ethics?

Answer:

You are required to obtain advance clearance for all Securities transactions in which you have a Beneficial Ownership interest, excluding (i) transactions in Securities which are not eligible to be held in the Adviser Client Accounts (defined below), (ii) transactions for the direct or indirect benefit of an Access Person made by persons or entities to whom such Access Person has granted discretionary investment authority, provided such Access Person is not advised of the transactions in advance and does not participate in the decision making process, and (iii) transactions in broad based unit investment trusts (e.g., SPDRs).    “Adviser Client Accounts” means any accounts (including both investment company and managed accounts) for which the Adviser (a) serves as investment adviser or subadviser, (b) renders investment advice or (c) makes investment decisions.

You should submit advance clearance requests in writing to the Chief Compliance Officer, Robert A. Crider or Mark M. Egan.  Requests should be submitted in writing no less than three (3) business days in advance of the planned transaction date.  You may use the form attached to this Code as Appendix 5, or any other form approved by the Chief Compliance Officer, to request clearance.  The Chief Compliance Officer may approve or disapprove your transactions on the grounds of compliance with this Code or otherwise.  The Chief Compliance Officer will only approve an intended transaction after determining that the transaction does not fall within any of the prohibitions in this Code of Ethics.  The Chief Compliance Officer will return one copy of the clearance request to you showing approval or disapproval and the Chief Compliance Officer will retain the original.

If the Chief Compliance Officer authorizes your transaction, that authorization is effective until the earlier of:

•

its revocation,

•

the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or

•

the time at which you learn that the information in the clearance request is not accurate.

If you do not place the order for the securities transaction within that period, you must obtain a new advance authorization before you can place the transaction.  If the transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless you amend the original order in any way.

Violations

Question:  What happens if I violate this Code of Ethics?

Answer:

Upon discovering your violation of this Code of Ethics, the Managers of the Adviser may impose those sanctions it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of your employment.

Question:  How will the Adviser’s Managers know about violations of this Code of Ethics?

Answer:

The Chief Compliance Officer is required to provide an annual written report to the Adviser’s Managers.  This report will:

•

Describe issues that arose during the past year under the Code of Ethics, including, but not limited to:

(i)

information about material violations of the Code and sanctions imposed in response to those material violations,

(ii)

any changes made to the procedures concerning personal investing, and

(iii)

any recommended changes in existing restrictions or procedures based upon the Adviser’s experience under its Code, evolving industry practices, or developments in laws or regulations, and

•

Certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

The Managers will examine this annual issue and certification report and consider whether it is necessary to amend this Code as a result.

Other Procedures of the Adviser

Question:  What effect does this Code of Ethics have on the Adviser’s other policies and procedures?

Answer:

Other policies and procedures of the Adviser relating to securities transactions, including, without limitation, policies relating to insider trading, will remain in full force and effect and will not be affected by this Code.  However, to the extent there are any inconsistencies between this Code and any of these other policies, this Code will control.

Appendix 1

THIS REPORT MUST BE SUBMITTED WITHIN 30 DAYS OF QUARTER END

ACCESS PERSON TRANSACTION RECORD for

(Name)

FOR CALENDAR QUARTER ENDED

(Date)

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE AMENDED AND RESTATED CODE OF ETHICS DATED JANUARY 1, 2008.

(Date)

(Access Person’s Signature)

I.  TRANSACTION REPORTING

Check if applicable:

(a)

☐

I had no reportable transactions during this reporting period because I had no transactions during the quarter.

(b)

☐

All transactions required to be reported have been provided to the Chief Compliance Officer through duplicate confirmations and statements or are additionally indicated below.

(c)

☐

The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

Transactions

Date	Security Name	Interest Rate	Maturity Date	# Shares or Par	Principal Amount	Purchase/ Sale/Other	Price	Broker Name

(attach additional sheets if necessary)

II.  ACCOUNT REPORTING

Securities Accounts Opened During Quarter

Instruction:  The following section must be completed by all Access Persons (other than disinterested directors who need not complete this section if box I(a), on the previous page, is checked).

☐

I did not open any securities account with any broker, dealer or bank during the quarter; or

☐

I opened a securities account with a broker, dealer or bank during the quarter as indicated below.

Date Account Was Established	Broker, Dealer or Bank Name

REVIEWED:
(Date)	(Signature)

FOLLOW-UP ACTION (if any) (attach additional sheet if required)

Appendix 2

Form of Letter to Broker, Dealer or Bank

<Date>

<Broker, Dealer or Bank Name and Address>

Subject:

Account #

Dear

                         :

I am currently affiliated with Reams Asset Management Company, LLC, a registered investment adviser, and am an access person of such company.  You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to Reams Asset Management Company, LLC.  Please address the confirmations and statements directly to:

Chief Compliance Officer

Reams Asset Management Company, LLC

P.O. Box 1377

Columbus, IN 47202-1377

Your cooperation is most appreciated.  If you have any questions regarding these requests, please contact the undersigned at (812) 372-6606.

Sincerely,

<Name of Access Person>

cc:

Mr. David B. McKinney

Appendix 3

INITIAL AND ANNUAL PERSONAL SECURITIES HOLDINGS

THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND THEREAFTER ON AN ANNUAL BASIS ON JANUARY 31st.

In accordance with the Code of Ethics, please provide a list of all securities accounts which you beneficially own.

(1)	Name of Access Person:
(2)	If different than (1), name of the person in whose name the account is held:
(3)	Relationship of (2) to (1):
(4)	Broker, dealer or bank at which account is maintained:
(5)	Account Number:
(6)	Contact person at broker, dealer or bank and phone number:
(7)	For each account, attach the most recent account statement listing securities in that account. If you beneficially own securities that are not listed in an attached account statement, list them below:

	Name and Type of Security	Exchange Ticker/CUSIP	# Shares	Principal Amount
1.
2.
3.
4.
5.

(Attach separate sheet if necessary)

Check if applicable:

☐

The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

☐

I have attached statements for all accounts.

☐

I do not own any securities.

I certify that this form and the attached statements (if any) constitute all of the securities which I beneficially own, including those held in accounts of my immediate family residing in my household.

Dated:
Access Person Signature

Print Name

REVIEWED:
(Date)	(Signature)

FOLLOW-UP ACTION (if any) (attach additional sheet if required)

Appendix 4

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Amended and Restated Code of Ethics dated January 1, 2008, and represent:

1.

In accordance with the Code of Ethics, I will report all securities transactions in which I have a beneficial interest.

2.

I will comply with the Code of Ethics in all other respects.

Access Person Signature

Print Name

Dated:

Appendix 5

REAMS ASSET MANAGEMENT COMPANY

ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST

Background:

The Amended and Restated Code of Ethics states in part that you must obtain advance clearance for all personal Securities transactions in which you have Beneficial ownership interest, excluding (i) transactions in Securities which are not eligible to be held in Advisory Client Accounts (ii) transactions for the direct or indirect benefit of an Access Person made by persons or entities to whom such Access Person has granted discretionary and investment authority, provided that such Access Person is not advised of the transactions in advance and does not participate in the decision making process and (iii) transactions in broad based market unit investment trusts (e.g., SPDRs).  Advance clearance shall be required in all events (other than dividend reinvestment) for purchases and sales of shares in the Frontegra Funds by you.

Personal Securities transactions mean purchases or sales of a Security in which a person or members of his or her immediate family sharing the same household has or acquires a Beneficial ownership interest.  “Immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

Clearance/Review Request:  (form should also be used also to record trading where clearance is not required, so as to document non-clearance requirement)

i) Name of Employee:
ii) If different than (1), name of person in whose account the trade will occur:
iii) Relationship of (2) to (1):
iv) Name of Security:
v) Maximum number of shares or units to be purchased or sold or amount of bond:
vi) Check if applicable: Purchase _____	Market Order _____

	Sale _______	Limit Order ___	(Limit Order Price: _______ )
To: __________	From: __________	Date: __/__/____	Time: ________

I (or accounts defined above as “personal”) intend to purchase/sell the above-named Security (on date if other than above: ___/___/________).  My initials above confirm that to the best of my knowledge, the proposed transaction is in compliance with the Amended and Restated Code of Ethics.

Check and Complete A or B (next page).

A.

(  ) For clearance: policy check-off (OK shown in bold)

Last date Adviser traded:  ___/___/____

Open order unfilled:  YES/NO

IPO:  YES/NO

Private placement:

YES/NO

(  ) Excluded from clearance requirement (Exclusion shown in bold)

Eligible for clients: YES/NO	Broad based UIT: YES/NO
Granted discretionary authority: YES/NO

CERTIFICATION OF EMPLOYEE DESIGNEE (if applicable)

The undersigned hereby certifies that the above-named Employee (a) directly instructed me to complete this Form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the information and  representations contained in this form are accurate.

______________________________________________

______________________________________

Employee Designee

Print Name

-------------------------------------------------------------------------------------------------------------------------------------------

Clearance/Review Decision:

Date:

/

/

Time:

The proposed transaction is:

APPROVED  /  DISAPPROVED

________________

(initials of interviewer)

Comments/notes:  ______________________________________________________________

[White Copy:  Compliance Officer; Yellow Copy:  Employee]

Appendix 6

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

1.

In accordance with the Code of Ethics, I have reported all reportable securities transactions in which I have a beneficial interest.

2.

I have complied with the Code of Ethics in all other respects.

________________________________________

Access Person Signature

________________________________________

Print Name

Dated:

_________________